EXHIBIT 21

                 SUBSIDIARIES OF THE REGISTRANT
                       BROWN GROUP, INC.

                        FEBRUARY 1, 1997


                                               State or Country
            Name                               of Incorporation

Brown California, Inc.                         California
Brown Cayman Ltd.                              Cayman Islands
Brown Group Dublin Limited                     Ireland
Brown Group International, Inc.                Delaware
Brown Group Retail, Inc.                       Pennsylvania
Brown Limited                                  Hong Kong
Brown Missouri, Inc.                           Missouri
Brown Retail Development Company               Louisiana
Brown Shoe Company of Canada, Ltd.             Canada
Brown Texas, Inc.                              Texas
Clayton License, Inc.                          Delaware
KidNATION, Inc.                                Missouri
Laysan Company Limited                         Hong Kong
Linway Investment Limited                      Hong Kong
LCS International B.V.                         Netherlands
Maryland Square, Inc.                          Missouri
Maserati Footwear, Inc.                        New York
Moda Universal S.A. De C.V.                    Mexico (50% owned)
PIC International Corporation                  Cayman Islands
PLD, Inc.                                      North Carolina
Pagoda Argentina S.A.                          Argentina (75% owned)
Pagoda Asia Pacific Limited                    Hong Kong
Pagoda International Corporation do Brazil     Brazil
Pagoda International Footwear Limited          Hong Kong
Pagoda International SARL                      France
Pagoda Italia, S.r.l.                          Italy
Pagoda Leather Limited                         Hong Kong
Pagoda Netherlands C.V.                        Netherlands
Pagoda Netherlands Investment Corporation      Missouri
Pagoda Trading Company, Inc.                   Missouri
Pagoda Trading North America, Inc.             Missouri
Sidney Rich Associates, Inc.                   Missouri
Whitenox Limited                               Hong Kong
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Exhibit 21
Subsidiaries of the Registrant (Continued)


Naturalizer Retail does business under the following names:

Naturalizer
Naturalizer Outlet
Naturalizer Plus



Famous Footwear does business under the following names:

Factory Brand Shoes
Famous Footwear
Somers
Supermarket of Shoes



Brown Group, Inc. does business under the following names:

Brown Shoe Company
Scholze Tannery